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EXHIBIT 16.1

20 March 2009

Securities and Exchange Commission
100 F Street, N.E
Washington, D.C. 20549-7561
United States

Dear Sirs/Madams

We have read Item 4 of Bark Group Inc.’s Form 8-K dated March 19, 2009, and we agree with the statements made therein.

Yours truly,

/s/ Jørgen Holm Andersen	/s/ Thomas Elsborg Jensen

Jørgen Holm Andersen	Thomas Elsborg Jensen
State Authorized Public	State Authorized Public
Accountant (Denmark)	Accountant (Denmark)